Exhibit 4.4

SCHEDULE C

SERIES D WARRANT CERTIFICATE

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID AT 4:30 P.M. (NEW YORK TIME) ON THE EXPIRY DATE (as defined herein) OR SUCH EARLIER DATE AS PROVIDED FOR HEREIN.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

SERIES D WARRANT

FIREFLY NEUROSCIENCES INC.

(Incorporated under the laws of Delaware)

WARRANT CERTIFICATE	[__] Series D Warrants

Initial Exercise Date	September 19, 2024

NO. 2024-D0903

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,

[____________] (the "holder")

is entitled to exercise these common share purchase warrants (the "Series D Warrants") and acquire, upon and subject to the terms and conditions hereinafter set forth, at any time and from time to time until 4:30 p.m. (Toronto time) (the "Expiry Time") on July 15, 2029 (the "Expiry Date"), one Class A common share (a "Common Share") of Firefly Neurosciences Inc. (the "Corporation") for each Series D Warrant represented hereby at and for a price of $0.104 per Common Share (the "Exercise Price").

16.	Subject to paragraph 4, the right to acquire Common Shares hereunder may only be exercised during the period herein specified by:

(a)	completing, in the manner indicated, and executing the exercise form attached as Schedule "B" for that number of Common Shares which the holder is entitled and wishes to purchase;

(b)	surrendering this Series D Warrant certificate to the Corporation at its registered office at Suite 1250, 639 – 5th Ave. SW, Calgary, Alberta T2P 0M9; and

(c)

paying the appropriate Exercise Price for the Common Shares subscribed for either by cash, certified cheque payable at par to or to the order of the Corporation or such other consideration as may be authorized by the Board of Directors.

17.

Upon surrender and payment as aforesaid, the Corporation will, subject to the terms hereof, issue to the person or persons named in the exercise form the number of Common Shares subscribed for and such person or persons will be shareholders of the Corporation in respect of the Common Shares comprising a portion of such Common Shares as at the date of surrender and payment. As soon as practicable after surrender of the certificate and payment of the Exercise Price, the Corporation will mail to such person or persons, at the address or addresses specified in the exercise form, a certificate or certificates evidencing the Common Shares subscribed for. If the holder exercises these Series D Warrants for a lesser number of Common Shares than the number of Common Shares referred to above, the holder shall be entitled to receive a new Series D Warrant certificate (substantially in the form hereof) in respect of the Common Shares that might have been subscribed for hereunder but which were not then purchased by the holder. In no event shall fractional Common Shares be issued in connection with the exercise of these Series D Warrants.

18.	Subject to the conditions set forth in subsection 4 below, these Series D Warrants are exercisable at any time and from time to time upon payment in the manner and at the place provided for above.

19.	These Series D Warrants shall be exercisable by the holder (each a "Vesting Event") subject to the conditions as set out in Schedule "A”.

20.	All right, title and interest in the Series D Warrants represented hereby is held exclusively by the holder and the Series D Warrants may not be transferred or assigned.

21.

Upon exercise of these Series D Warrants, each certificate, instrument, or book entry representing the Common Shares and any other securities issued in respect of the securities referenced in Section 10 upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

22.

If these Series D Warrants are stolen, lost, mutilated or destroyed the Corporation may, on such reasonable terms as to indemnity or otherwise as it may impose, deliver replacement Series D Warrants of like denomination, tenor and date as the Series D Warrants so stolen, lost, mutilated or destroyed.

23.	These Series D Warrants shall not entitle the holder to any rights whatsoever as a shareholder of the Corporation prior to the exercise thereof.

24.

All right, title and interest in the Series D Warrants represented hereby is held exclusively by the holder and the Series D Warrants may not be transferred or assigned. Should the holder cease to be engaged by the Corporation or one of its subsidiaries for any reason, the Series D Warrants granted herein shall expire and terminate immediately as to the then unvested portion thereof.

25.	The number of Common Shares purchasable upon exercise of the Series D Warrants shall be subject to adjustment from time to time in the events and in the manner provided for below.

(a)	If and whenever at any time from the date hereof the Corporation shall:

(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares;

the number of Common Shares obtainable under each Series D Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the number of Common Shares theretofore obtainable on the exercise of such Series D Warrant by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. The Exercise Price shall also be amended proportionately such that the aggregate Exercise Price payable upon exercise of the Series D Warrants remains unchanged. The foregoing adjustments shall be made successively whenever any event referred to in this subsection 8(a) shall occur.

(b)

If and whenever at any time from the date hereof there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 8(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, a holder shall be entitled to receive and shall accept, in lieu of the number of Common Shares originally sought to be acquired by it, the number of shares, share purchase warrants or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares originally sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Series D Warrants.

(c)

The adjustments provided for in this paragraph 8 in the number of Common Shares and classes of securities which are to be received on the exercise of Series D Warrants are cumulative. After any adjustment pursuant to this paragraph 8, the term "Common Shares" where used in this agreement shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this paragraph 8, the holder is entitled to receive upon the exercise of its Series D Warrants, and the number of Common Shares indicated by any exercise made pursuant to an Series D Warrant shall be interpreted to mean the number of Common Shares or other property or securities a holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this paragraph, upon the full exercise of an Series D Warrant.

(d)

If a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation's auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation), or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the holder.

(e)

As a condition precedent to the taking of any action that would require an adjustment in any of the acquisition rights pursuant to any of the Series D Warrants, including the number of Common Shares that are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the Common Shares that the holders of Series D Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(f)

In any case in which the terms of these Series D Warrants shall require that an adjustment become effective as of a particular time, the Corporation may defer, until such time, issuing to the holder in respect of any Series D Warrants exercised after the record date for the event giving rise to the adjustment and before such time the kind and amount of shares, common share purchase warrants, other securities or property to which the holder would be entitled upon such exercise by reason of the relevant adjustment, provided, however that the Corporation shall deliver to the holder an appropriate instrument evidencing such holder's right, upon the occurrence of any event requiring the adjustment, to the relevant adjustment.

(g)

At least 10 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any attribute of these Series D Warrants, including the Exercise Price and the number of Common Shares that are purchasable upon the exercise thereof, the Corporation shall give notice to the holder of the particulars of such event and, if determinable, the required adjustment. In case any adjustment is not then determinable, the Corporation shall promptly after such adjustment is determinable give notice to the holder of the adjustment.

26.

On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these Series D Warrants shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

27.

The Corporation represents and warrants that it is duly authorized to create and deliver these Series D Warrants and to issue the Common Shares, that may be issued hereunder and that these Series D Warrants, when signed by the Corporation as herein provided, will be a valid obligation of the Corporation enforceable against the Corporation in accordance with the provisions hereof. The Corporation hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Shares from time to time duly subscribed for and purchased in the manner herein provided, and the certificates evidencing such Common Shares, to be duly issued and delivered, and that at all times while these Series D Warrants remain outstanding, it shall have sufficient authorized capital to satisfy its obligations hereunder should the holder determine to exercise the right in respect of all of the Common Shares for the time being purchasable pursuant to these Series D Warrants. Certificates for Common Shares issued upon the exercise of these Series D Warrants may bear such legend or legends as to transfer as may be considered necessary by the Corporation and its counsel, acting reasonably. All Common Shares issued upon the exercise of the right of purchase herein provided (upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof), shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

28.	Time shall be of the essence hereof.

29.	These Series D Warrants shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein.

30.	These Series D Warrants shall not be valid for any purpose whatsoever until signed by the Corporation.

IN WITNESS WHEREOF the Corporation has caused these Series D Warrants to be executed by its duly authorized officer.

DATED as of the 19th day of September, 2024.

FIREFLY NEUROSCIENCES INC.

Per:

SCHEDULE "A"

SERIES D VESTING TERMS

The Series D Warrants shall be vested, following the occurrence of the following:

1.	a Public Listing or equity raise of the Common Shares of the Corporation, in accordance with the following vesting schedule:

Vesting Event	Market Capitalization[1]	Vested Warrants on Vesting Event
#1	USD$90,000,000	[__]

1If Publicly traded, the Market Capitalization of the Shares must be maintained for a period for 3 consecutive trading days for the Vesting Event to be triggered.

Definitions:

"Market Capitalization" means the total dollar value of all outstanding Common Shares calculated by multiplying the number of Common Shares times the current Market Price.

"Market Price" means closing price of the Common Shares on the Stock Exchange.

"Public Listing" means the closing of: (i) a transaction resulting in the Shares being listed (directly or indirectly) on the Nasdaq, NYSE, NEO, CSE Exchange or any other recognized US or Canadian securities exchange (a “Stock Exchange”), including but not limited to an initial public offering, plan of arrangement, amalgamation, reverse take-over or other business combination pursuant to which the securities of the Corporation (or any resulting issuer or parent thereof) become listed on a Stock Exchange.

2.	All unvested Series D Warrants shall be vested upon Change of Control.

"Change of Control" means "Change of Control" means, with respect to the Purchaser, the occurrence of any of the following:

a.

the purchase or acquisition of voting shares of the Corporation and/or securities convertible into voting shares of the Purchaser or carrying the right to acquire voting shares of the Purchaser ("Convertible Securities") as a result of which a person, group of persons or persons acting jointly or in concert, or any Affiliates or Associates (as such terms are defined in the Securities Act (Ontario)) of any such person, group of persons or any of such persons acting jointly or in concert (collectively the "Holders") beneficially own or exercise control or direction over voting shares and/or Convertible Securities of the Purchaser such that, assuming after the conversion of the Convertible Securities beneficially owned by the Holders thereof, would have the right to cast more than 50% of the votes attached to all voting shares of the Corporation; or

b.	approval by the shareholders of:

i.	a liquidation, dissolution or winding up of the Corporation, or

ii.	the sale, lease or exchange of all or substantially all of the assets of the Corporation, or

iii.

an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another entity pursuant to which the shareholders of the Corporation immediately thereafter do not own securities of the successor or continuing entity which would entitle them to cast more than 50% of the votes attaching to all voting shares.

SCHEDULE "B"

EXERCISE FORM

TO:         FIREFLY NEUROSCIENCE, INC.

The undersigned holder of the within Warrants hereby subscribes for   _________________ Common Shares in the capital of Firefly Neuroscience, Inc. and hereby makes payment of the exercise price for the said number of Common Shares.

The undersigned hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Common Shares

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss.)

DATED this _______  day of  _________________  , 20__.

                           (Signature of Holder)